UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On October 1, 2012, Appliance Recycling Centers of America, Inc. (the “Company”) promoted Jeffrey A. Cammerrer, 42, to the position of Chief Financial Officer. Mr. Cammerrer has served as the Company's Vice President of Accounting and Finance since March 2012 and as Corporate Controller since July 2008. As Chief Financial Officer, Mr. Cammerrer will oversee all aspects of corporate finance and accounting, including financial reporting, financing activities, budgeting and financial planning, and investor relations. The position of Chief Financial Officer was formerly held by Peter Hausback, who left the Company in November 2011.

Prior to joining the Company, Mr. Cammerrer held the position of Director of Finance for Milestone AV Technologies from September 2007 through July 2008. He has also held several accounting management positions, including Vice President of Accounting at Eschelon Telecom, Inc. from March 1997 through September 2007. Mr. Cammerrer is a CPA (inactive) and holds a B.S. in Accounting from North Dakota State University.

There are no transactions in which Mr. Cammerrer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: October 1, 2012	/s/ Edward R. Cameron
Edward R. Cameron President and Chief Executive Officer